UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ShopEye, Inc.

(Exact name of registrant as specified in its charter)

Florida	7372	35-2411642
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Organization)	Classification Code)	Identification #)

Steven Sanders
108 Flying Mist Isle	7865 Amethyst Lake Point
Foster City, CA 94404	Lake Worth, FL 33467
650-339-1077 E-Mail – ecorpuz650@gmail.com	561-964-6839 E-Mail – ssanders42@gmail.com
(Address and telephone of	(Name, address and telephone number
registrant’s executive office)	of agent for service)

Please send copies of all correspondence to:

108 Flying Mist Isle
Foster City, CA 94404
650-339-1077 Fax: 415.634.4302 E-Mail – ecorpuz650@gmail.com

Approximate date of proposed sale to the public: As soon as practical after this registration statement becomes effective

If any of the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller Reporting Company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered (3)	Amount To Be Registered (1)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)(4)

Common stock by selling shareholders par value $0.0001	650,000	$ 0.01	$ 6,500	$ 0.89

Common stock by company par value $0.0001	3,000,000	$ 0.01	$ 30,000	$ 4.09

Total	3,650,000	$ 0.01	$ 36,500	$ 4.98

(1)

The company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 1,500,000 shares sold and the gross proceeds to the Company will be $15,000.

(2)

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933

(4)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTILTHE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

ShopEye, Inc.

3,650,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

Prior to this Offering, no public market has existed for the common stock of ShopEye, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board (“OTCBB”), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the Bulletin Board.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering, we are registering a total of 3,650,000 shares of our common stock.  Of the shares being registered, 650,000 are being registered for sale by the selling shareholders, and 3,000,000 are being registered for sale by the Company.  The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares will be sold on our behalf by our officer Ethelinda Corpuz.  She will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for the duration of the Offering.  Assuming all shares being offered by the Company are sold, the Company will receive $30,000 in net proceeds.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that this Offering will successfully raise enough funds to institute its business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

The selling shareholders will sell their shares at a price per share of $0.01 for the duration of this Offering, or until such time as they are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.  We will not receive any proceeds from the sale of the 650,000 shares sold by the selling shareholders.  If all shares being offered by the selling shareholders are sold, shareholders will receive an aggregate $6,500.  This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this Prospectus.

The shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.01	Not applicable	$0.01
Minimum Purchase	None	Not applicable	Not applicable
Total (3,000,000 shares)	$30,000.00	Not applicable	$30,000.00

Currently, Ms. Ethelinda Corpuz owns 93% of the Company’s common stock. After the offering, Ms. Corpuz will retain a sufficient number of shares to continue to control the operations of the Company.

If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $5,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies besides themselves will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of ShopEye, Inc.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012 and will be subject to reduced public company reporting requirements. See ” Jumpstart Our Business Startups Act” contained herein.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS ‘BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

The date of this prospectus is ____________, 2013

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on Page 6 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 6, and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

OUR OFFERING

We have 9,650,000 shares of common stock issued and outstanding. Through this offering we will register 3,000,000 shares for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company

3,650,000 shares of common stock: 3,000,000 shares of common stock, par value $0.0001 offered by us in a direct offering, and 650,000 shares which are being offered by the selling shareholders.  The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this prospectus.  This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days

Offering price per share

The selling shareholders will sell their shares at a fixed price per share of $0.01 for the duration of this Offering or until such time as they are quoted on the OTC Bulletin Board or and thereafter at prevailing market prices or in privately negotiated transactions.  All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.01 for the duration of the Offering.

Number of shares outstanding before the offering of common stock	9,650,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	12,650,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.01.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $0.01 per share for the duration of the offering.

Use of Proceeds

We will receive all proceeds from the sale of the 3,000,000 shares common stock and intends to use the proceeds from this offering to create the retailer application prototype. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000.00, are being paid for by us.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 270 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective.

Terms of the Offering	Our sole officer and director will sell the common stock upon effectiveness of this registration statement on a BEST EFFORTS basis.

Our officer & director, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officer and director will own 73% of our common stock.  However, if only 50% or 25% of the Shares in this Offering are sold, our executive officer and director will own 81% or 87%, respectively.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

BUSINESS SUMMARY

We are a development-stage company, incorporated in the State of Florida on May 11, 2011, as a for-profit company with a fiscal year end of May 31. Our business and registered office is located at 108 Flying Mist Isle, Foster City, CA  94404.  Our telephone number is 650-339-1077.

We have not generated any revenues to date and our activities have been limited to developing our business and financial plans. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we will not have sufficient capital to begin generating revenues from operations. We do not anticipate generating revenues until at least 18 months after we complete a $600,000 capital raise (which is in addition to the $30,000 capital raise from this offering).

We need to raise $600,000 (in addition to the $30,000 capital raise from this offering) to execute our business plan over the next 18 months. The funds raised in this offering, even assuming we sell all the shares being offered, will be insufficient to commercialize our intended service or develop our business strategy. We anticipate a burn rate of approximately $1,000 per month. At 33% of the shares sold, our burn rate would be 5 months, at 50% of shares sold, our burn rate would be 10 months; at 75%, 17 months; and at 100%, 25 months.

We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this offering to begin implementing the business plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000.00 are being paid for by us. The maximum proceeds from this offering ($30,000) will satisfy our basic subsistence level, cash requirements for up to 12 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing additional sources of financing, consultants, operating equipment, marketing and facility.  75% of the possible proceeds from this offering ($22,500) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($10,000) will sustain us for up to six months, and 33% of the proceeds ($5,000) will sustain for up to three months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that is it more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. Nevertheless, if we are only successful in selling 33% or less of the shares being registered, we will dedicate all proceeds to satisfying our continuous disclosure requirements. We do not have adequate funds to satisfy our working capital requirements for the next eighteen months. We will need to raise additional capital to continue our operations. During the 12 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise a total of $600,000 to pay for expenses associated with our development over the next 18 months.

In their audit report dated August 13, 2013 , our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an on going business. Because our sole director and officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

ShopEye, Inc. filed a previous registration statement which became effective on November 1, 2011.  Unfortunately, due to current market conditions at the time, the Company was not able to sell any shares of common stock to any investors.  The registration statement was effective for 90 days, and has since expired.

ShopEye, Inc. was founded with the goal to provide retailers the ability to provide a consumer application with consolidated real-time in store product information. The Company plans to develop the application to provide product information, coupons, ratings, and opinions to enhance the shopping experience.  It is the Company’s intend to develop the application to provide the consumer the ability to scan a bar or QR code (quick response)in order to return all the relevant product information, receive coupons and offers, and store information to their mobile device to allow them to make the best purchasing decisions. Even though this is the Company’s intent, there are no assurances that the Company will be successful developing this product.

ShopEye plans to also provide the consumer the ability to maintain a shopping list of desired products or wish-lists. When entering a store, the user can query the store information via the Internet and determine product availability.  If the product is available, the application will automatically download the product information, coupons, and other info to maximize the consumer experience. Finally, the Company plans to develop the application which allows the shoppers to get other suggested purchases based on their wish list and previous purchases. The retail m-commerce market is growing rapidly and the increase use of mobile devices provides ShopEye a vast and growing market to tap into.

We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop our business plan until we are able to secure the $30,000 financing from this offering assuming all the shares offered are sold. There can be no assurance that such financing will be available from this offering.

Assuming we sell all the shares offered in this offering, the $30,000 raised will be insufficient to commercialize our business or develop our business strategy.  Consequently, we need to raise an additional $600,000 to implement our business plan over the next 18 months.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

	Year Ended	Year Ended
	May 31, 2013	May 31, 2012
	(Audited)	(Audited)
Revenues	$0	0
Expenses	9,588	10,484
Net Profit (Loss)	(9,588)	(10,484)
Net Profit (Loss) per share	$

	As of May 31, 2013
	(Audited)
Working Capital (Deficiency)	(8,172)
Total Assets	$2,223
Total Current Liabilities	$10,395

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”.

•

be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•

be temporarily exempted  from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business

THE RETAIL MOBILE SOFTWARE MARKET IS A FRAGMENTED MARKET AMONG ADVERTISERS, MANUFACTURERS, RETAILERS, AND SOFTWARE COMPANIES. THE COMPANY MUST DEVELOP AN APPLICATION RICH IN FUNCTIONALITY AND EASY TO USE IN ORDER TO GENERATE REVENUES.  IF THE COMPANY IS NOT ABLE TO ESTABLISH AN APPLICATION VALUABLE TO CONSUMERS, THE COMPANY WILL NOT BE ABLE TO GENERATE THE REVENUE TO BECOME PROFITABLE. IF THE COMPANY DOESN’T GAIN THIS MARKET POSITION, WE FACE A HIGH RISK OF BUSINESS FAILURE.

According to eMarketer.com, the mobile commerce is expected to grow to $28.7 billion by 2015(1). The mobile commerce market is driven by brand, applications, and utility value to consumers. The Company must develop appealing applications that are user friendly to create a strong brand. The brand will drive a position in the market and if successful, will help the Company generate revenues. If the Company does not establish itself in this market, the Company will not be able to generate sales and operating results will be negatively impacted and our business could fail.

THE RETAIL MOBILE APPLICATION MARKET IS SMALL, BUT GROWING QUICKLY. IF THE ADVERTISING MARKET DOES NOT DEVELOP INTO A BROADER MARKET WITH GREATER REVENUE POTENTIAL, THE COMPANY WILL HAVE A SMALLER BUSINESS OPPORTUNITY AND WE COULD FACE A HIGH RISK OF BUSINESS FAILURE.

According to Juniper, retailers plan to spend $28 Billion on mobile this year, up from $12 Billion last year(2). The retail spending in mobile is getting larger which is estimated to be over $55 Billion by 2015.  The year over year growth from 2012 to 2015 is over 350%. If the market growth does not continue, retailers may choose to spend budgets in other areas like advertising or other capacities. Therefore, the Company must pay particular attention to the market conditions and growth to ensure the opportunity continues to materialize. As noted above, the Company must develop unconventional retail applications to drive users which in turn will attract consumers. If the Company is not successful with these efforts the Company will not be able to generate revenues and operating results will be negatively impacted and our business could fail.

_______

Source: (1) eMarketer - US Retail Ecommerce Forecast: growth opportunities in a maturing channel.

Source: (2) eMarketer - Mobile Commerce - Retailers expected to invest $55B annually In mobile by 2015. January 2013.

AS OUR BUSINESS GROWS, WE WILL NEED TO ATTRACT ADDITIONAL MANAGERIAL EMPLOYEES, WHICH WE MIGHT NOT BE ABLE TO DO.

We have one officer and director, Ms. Ethelinda Corpuz, the President and sole director.  In order to grow and implement our business plan, we would need to add managerial talent in sales, technical, and finance to support our business plan.  There is no guarantee that we will be successful in adding such managerial talent.

OUR OFFERING IS BEING CONDUCTED BY OUR SOLE OFFICER AND DIRECTOR WITHOUT THE BENEFIT OF AN UNDERWRITER WHO WOULD HAVE CONFIRMED THE ACCURACY OF THE DISCLOSURE IN OUR PROSPECTUS.

We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our sole officer and director will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

THE COMPANY’S ELECTION TO NOT OPT OUT OF THE JOBS ACT EXTENDED ACCOUNTING TRANSITION PERIOD MAY MAKE ITS FINANCIAL STATEMENTS DIFFICULT TO COMPARE TO OTHER COMPANIES.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

WE ARE NOT CURRENTLY PROFITABLE AND MAY NOT BECOME PROFITABLE.

At May 31 , 2013, we had $ 2,223 cash on-hand and our stockholder’s equity was -$ 8,172 and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FUND OUR BUSINESS. IF WE DO NOT SELL ENOUGH SHARES IN THIS OFFERING TO CONTINUE OPERATIONS, THIS COULD HAVE A NEGATIVE EFFECT ON YOUR COMMON STOCK.

As of May 31 , 2013, ShopEye, Inc. had $ 2,223 in assets and limited capital resources. In order to continue operating through 2013, we must raise approximately $30,000 in gross proceeds from this offering.

We have approximately $5,000 in offering costs associated with this financing. The offering proceeds may not cover these costs, and, if this is the case, we will be in a worse financial condition after the offering.

Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. We are offering our securities to the public; however, there is no guarantee that we will be able to sell the securities. And even if we sell the securities, there is no guarantee that the proceeds will be sufficient to fund our planned operations.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS

We were incorporated on May 11, 2011 and we have not realized any revenues to date. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our service/intended products.

At May 31 , 2013, we had $ 2,223 cash on-hand and our shareholder’s equity was -$ 8,172 ; thus, there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

BECAUSE WE HAVE NOT DEVELOPED A RETAIL SHOPPING APPLICATION OUR BUSINESS MAY NOT MATERIALIZE.

We have not developed our retail shopping application. We do not know the exact cost of its execution. In the case of a higher than expected cost of development and execution, we will not be able to offer our application to customers. Furthermore, we may find problems in the process to develop a retail shopping application. If we are unable to execute the business, we will have to cease our operations, resulting in the complete loss of your investment.

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on May 11, 2011 and to date have been involved primarily in the development of our business and financial plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar business; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our ShopEye, Inc. customer base specific economic conditions in the ShopEye, Inc. Business and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

ADVERSE DEVELOPMENTS IN THE GLOBAL ECONOMY RESTRICTING THE DEBT AND EQUITY MARKETS MAY MATERIALLY AND NEGATIVELY IMPACT OUR BUSINESS.

The recent downturn in the world’s major economies and the constraints in the debt and equity markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting capital sources could affect our ability to access debt facilities or obtain equity financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global debt and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise all or a portion the $600,000 that we estimate we will require to launch our business (in addition to the $30,000 capital raised from this offering).

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR BUSINESS ACTIVITIES TO DEVELOPMENT. AS A RESULT, OUR SALES WILL NOT COMMENCE FOR THE FORESEEABLE FUTURE AND IN SO MAY AFFECT OUR ABILITY TO OPERATE PROFITABLY.  IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our business activities to product development.  Once completed, we intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by consumers of our services; fluctuations in the demand for our service the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Ms. Ethelinda Corpuz, our sole officer and director, has other outside business activities and is devoting approximately 25-30 hours per week to our operations.  Currently, she is an employee at Life Technologies, Inc., an operator of life sciences research and resources. These other activities may present a conflict of interest with the Company. For example, a potential conflict could be the allocation of Ms. Corpuz’s time between the Company and Video Products Distributors. If such conflict arises, Ms. Corpuz will honor her responsibilities at Life Technologies first, then will tend to the Company’s responsibilities. This requirement is not in the best interests of the Company’s shareholders. If such situation occurs, this may materially impact the Company and the value of your investment.

Our operations may be sporadic and occur at times which are not convenient to Ms. Corpuz, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of our sole officer and director, her departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key person life insurance on our sole officer and director.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICE OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to successfully market our service to prospective customers. However, our planned service may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our service to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT’S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Although we plan on offering our retail application to the market, the application offering may be slow in sales and hence delay profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in (a) developing the retail application, (b) obtaining customers, (c) obtaining adequate financing on acceptable terms, and (d) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH, OUR BUSINESS COULD BE HARMED AND WE MAY NOT BECOME PROFITABLE.

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Since inception on May 11, 2011 to February 29, 2012, we have spent a total of approximately $2,699 on start-up costs. We have not generated any revenue from business operations. All proceeds currently held by us are the result of the sale of common stock to our sole officer.

OUR MANAGEMENT TEAM CONSISTS OF ONE PERSON AND MAY NOT BE SUFFICIENT TO SUCCESSFULLY OPERATE OUR BUSINESS.

We have not assembled our management team as a result of our relatively limited activities to date. In addition, we have only one management member which may be insufficient to run our operation. As a result, we may be unable to effectively develop and manage our business and we may fail.

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH PROFITABLE RELATIONSHIPS WITH CUSTOMERS AND GENERATE REVENUES, THE BUSINESS WILL FAIL.

Because there may be a delay between the completion of this offering, and creating a proof-of-concept we can use to attract customers, it may take us longer to generate revenues. If the Company’s efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and if Ms. Corpuz does not fund the Company or obtain additional loans, the business will fail.

WE WILL RELY ON STRATEGIC RELATIONSHIPS TO PROMOTE OUR PRODUCTS AND SERVICES, MAINLY THE APP STORES LIKE THE APP STORE AND GOOGLE PLAY.  IF WE FAIL TO DEVELOP, MAINTAIN OR ENHANCE THESE RELATIONSHIPS, OUR ABILITY TO SERVE OUR CUSTOMERS AND DEVELOP NEW SERVICES AND APPLICATIONS COULD BE HARMED.

Our ability to provide our products to consumers depends significantly on our ability to develop, maintain or enhance our strategic relationships with the app stores. These distribution points are critical to access these potential customers. In the beginning of operations, there will be limited marketing efforts due to limited capital resources. The Company and identity will be newly formed therefore, the Company will be relatively unknown in the marketplace.  Therefore, Shopeye won’t benefit from immediate name recognition.

THE COMPANY MAY RETAIN INDEPENDENT CONTRACTORS OR CONSULTANTS DUE TO CAPITAL CONSTRAINTS TO HELP GROW THE BUSINESS. IF THESE RESOURCES DO NOT PERFORM, THE COMPANY MAY HAVE TO CEASE OPERATIONS AND YOU MAY LOOSE YOUR INVESTMENT.

The Company’s management may decide due to economic reasons to retain independent contractors to provide services to the Company. Those independent individuals have no fiduciary duty to the shareholders of the Company and may not perform as expected.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH CURRENT AND FUTURE COMPETITORS.

ShopEye, Inc. has two types of competitors. The first type is retailers (ex. Walmart, Amazon, Google, Target, Gap, Sports Authority) that provide product information, user reviews and opinions. The second type is early stage software companies focus on the retail m-commerce like ShopKick, Shooger, Kony Solutions that focus across retailer and provide loyalty programs and product information. We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all.

In addition to established retailers and retailer oriented software companies, there is ease of market entry for other companies (ex. manufacturers and advertisers) that choose to compete with us. Competition could result in faster distribution, better advertising, or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the m-commerce retailer market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of financial change, evolving standards and competitors’ innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could fatally damage our business and chances for success.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 93% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HER DECISIONS ARE CONTRARY TO THEIR INTERESTS. YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTOR, OR HER SUCCESSORS.

Our sole officer and director, Ms. Ethelinda Corpuz, owns 9,000,000 shares of common stock representing 93% of our outstanding stock. Ms. Corpuz will own 9,000,000 shares of our common stock after this offering is completed representing approximately 71% of our outstanding shares, assuming all securities are sold. As a result, she will have control of us even if the full offering is subscribed for and be able to choose all of our directors. Her interests may differ from the ones of other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by her. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon her management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our sole officer and director will not abuse her discretion in executing our business affairs, is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Ms. Corpuz also has the ability to accomplish or ratify actions at the shareholder level, which would otherwise implicate her fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Risks Related To Our Financial Condition

WE ARE UNABLE TO PROVIDE A TIME TABLE FOR THE IMPLEMENTATION OF OUR BUSINESS PLAN, WHICH CASTS SUBSTANTIAL DOUBT ON THE VIABILITY OF OUR BUSINESS AND OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We anticipate that we will require a total of $600,000 ($600,000 in addition to the maximum of $30,000 that we are seeking to raise through this offering) in order to implement our business plan. What’s more, with the clear exception of the costs associated with this offering ($5,000) we anticipate that virtually all aspects of our business plan must be executed concurrently or near concurrently with each other in order for us to generate more than nominal revenues. Because we have taken no steps to identify potential sources of financing that we will require to execute our business plan we cannot estimate if or when we will obtain additional financing. Therefore, we are also unable to provide a timeline for the implementation of our business plan. Our inability to provide a timeline for the implementation of our business plan at this time casts substantial doubt on the viability of our business and will have an adverse impact on our ability to attract investors, which may cause the business to fail. Any investment in our business is therefore highly speculative.

WE ARE UNABLE TO IDENTIFY IN ANY DETAIL THE STEPS THAT WE WILL TAKE TO OBTAIN THE FINANCING REQUIRED TO EXECUTE OUR BUSINESS PLAN, WHICH CASTS SUBSTANTIAL DOUBT ON THE ABILITY OF OUR MANAGEMENT TO EXECUTE OUR BUSINESS PLAN AND OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of May 31 , 2013 we had only nominal cash resources of $ 2,223 and we anticipate that we will require a total of $600,000 ($600,000 in addition to the maximum of $30,000 that we are seeking to raise through this offering) in order to implement our business plan. What’s more our sole officer and director has no experience in capital raising or identifying potential sources of financing for our business. Because our sole officer and director has no experience in capital raising or identifying potential sources of financing we are unable to identify in any detail the steps we will take to obtain the financing required to execute our business plan. Our inability to identify the steps we will take to obtain the financing we require casts doubt on the ability of our management to execute our business plan and on our ability to continue as a going concern. If we are unable to identify and access sources of financing our business will fail and you will lose your investment.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated August 13, 2013 , our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the Auditors Report accompanying our Audited Financial Statements.  Because we have been issued an opinion by our auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officer, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officer, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATE OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of its service. Within the next 18 months, we will have costs related to (i) creating retail shopping application, (ii) initiation of our marketing campaign, (iii) selling expenses, (iv) administrative expenses, and (v) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our service will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

Developing and executing our business plan will require a significant capital investment. Debt or equity financing may not be available to us, or, if available, may be too expensive. Executing our business plan could require an initial investment of approximately $600,000 (in addition to the $30,000 capital raise from this offering) and we anticipate up to 18 months of operational losses at a minimum of $1,000 per month.

We require $30,000 to begin implementing the business plan and application development. This amount includes the $5,000 required for offering expense. We will require additional funding of approximately $600,000 (in addition to the $30,000 capital raise from this offering) to fully execute our business plan and bring our service to the marketplace. As of May 31 , 2013, we had cash on hand of $ 2,223 .

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

If we are not successful in earning revenue once we have started our sales activity, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

IF OUR REGISTRATION STATEMENT IS DECLARED EFFECTIVE, WE WILL BE SUBJECT TO THE SEC’S REPORTING REQUIREMENTS AND WE CURRENTLY DO NOT HAVE SUFFICIENT CAPITAL TO MAINTAIN THIS REPORTING STATUS WITH THE SEC.

If our registration statement is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

We have only been recently formed and have only a limited operating history with no earnings; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $0.0003 as of May 31 , 2013, our most recent financial statement date.

The arbitrary offering price of $0.01 per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.01. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board.

BECAUSE WE HAVE 500,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY

We have 500,000,000 authorized shares, of which only 9,650,000 are currently issued and outstanding and only 12,650,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Florida and will rely on exemptions found in section 517.061 of the Florida Securities and Investor Protection Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL.

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, the proceeds of this Offering will be immediately available for use by us and we don’t have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can’t assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of Shares is not fully subscribed for.

STOCKHOLDERS MAY HAVE LIMITED ACCESS TO INFORMATION BECAUSE WE ARE NOT YET A REPORTING ISSUER AND MAY NOT BECOME ONE.

We do not intend to file a Form 8-A promptly after this registration statement becomes effective. We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations pursuant to Section 15(d) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 33%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

	IF 33% OF	IF 50% OF	IF 75% OF	IF 100% OF
	SHARES SOLD	SHARES SOLD	SHARES SOLD	SHARES SOLD

GROSS PROCEEDS FROM THIS OFFERING	$10,000	$15,000	$22,500	$30,000

OFFERING EXPENSES
Accounting Fees	1,425	1,425	1,425	1,425
Legal Fees	2,250	2,250	2,250	2,250
Printing	500	500	500	500
Transfer Agent	825	825	825	825

SUB TOTAL	$5,000	$5,000	$5,000	$5,000

COMPANY DEVELOPMENT AND TESTING EXPENSES
Operating Equipment	$0	$1,000	$2,900	$4,900
Office Equipment	0	0	200	300
Consulting Team	900	5,200	11,400	18,400
Marketing	0	200	500	800
Facility	0	0	200	400

SUB TOTAL	$900	$5,400	$12,300	$19,900

ADMINISTRATION EXPENSES
State of FL. Reporting	$150	$150	$150	$150
SEC Reporting (1)	2,950	2,950	2,950	2,950

SUB TOTAL	$3,100	$3,100	$3,100	$3,100

GROSS PROCEEDS TOTALS	$10,000	$15,000	$22,500	$30,000

(1) The SEC Reporting line item includes the cost of complying with the SEC’s disclosure requirements.

We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this offering to begin implementing the business plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000.00 are being paid for by us. The maximum proceeds from this offering ($30,000) will satisfy our basic subsistence level, cash requirements for up to 12 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, SEC reporting, and the cost of developing the prototype of our shopping application , including identifying business and technical consultants for development.  75% of the possible proceeds from this offering ($22,500) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($10,000) will sustain us for up to six months, and 33% of the proceeds ($5,000) will sustain for up to three months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that is it more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. Nevertheless, if we are only successful in selling 33% or less of the shares being registered, we will dedicate all proceeds to satisfying our continuous disclosure requirements. We do not have adequate funds to satisfy our working capital requirements for the next eighteen months. We will need to raise additional capital to continue our operations. During the 12 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise a total of $600,000 to pay for expenses associated with our development over the next 18 months.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time ion the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher then the offering price in this offering

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

•	Our new business structure and operations as well as lack of client base;

•	Prevailing market conditions, including the history and prospects for our industry;

•	Majority of ShopEye’s retail application business is not public and market conditions tend to be harder on new businesses;

•	Our future prospects and the experience of our management;

•	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.01 per share. This price (which is the equivalent of $0.01 per common share) is significantly greater than the price paid by our sole officer and director. Our sole officer and director paid $0.0001 per share, a difference of $0.0099 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold

Price per share	$0.01
Net tangible book value per share before offering	$0.0003
Potential gain to existing shareholders	$0.0023
Net tangible book value per share after offering	$0.0026
Increase to present stockholders in net tangible book value per share after offering	$0.0023
Capital contributions	$39,000
Capital contribution by officer & director on September 13, 2011	$9,000
Number of shares outstanding before the offering	9,650,000
Number of shares after offering held by existing stockholders	9,650,000
Percentage of ownership after offering	76%

New shareholders if all of the shares are sold

	PERCENTAGE OF SHARES SOLD
DILUTION TO NEW SHAREHOLDERS	33%	50%	75%	100%
Per share offering price	$0.01	$0.01	$0.01	$0.01
Net tangible book value per share before offering	$0.0003	$0.0003	$0.0003	$0.0003
Net tangible book value per share after offering	$0.0011	$0.0016	$0.0021	$0.0026
Increase in book value attributable to new shareholders	$0.0008	$0.0013	$0.0018	$0.0023
Dilution to new shareholders	9.4%	13.45%	18.9%	23.7%

SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering 650,000 shares of the common stock offered through this Prospectus.  The shares were offered in May 2012 under an offering exempt from registration under the Securities Act of 1933 as provided in Rule 506 under Regulation D as promulgated by the SEC.  This offering met the requirements of Rule 506 in that (a) the Shares were sold to accredited investors or not more than 35 unaccredited investors; (b) the disclosure requirements of Rule 502(b) were met; and (c) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The following table provides as of May 31 , 2013, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this Offering;
2.	The total number of shares that are to be offered for each;
3.	The total number of shares that will be owned by each upon completion of the Offering;
4.	The percentage owned by each; and
5.	The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported.  In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this Prospectus and do not purchase additional shares of common stock.  The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 650,000 shares outstanding as of the date of this prospectus.

	Shares	Total of	Total	Percent
Name of	Owned Prior	Shares	Shares	Owned
Selling	To This	Offered	After	After
Shareholder	Offering	For Sale	Offering	Offering

Corpuz, Glenn	50,000	50,000	0	0
Corpuz, Jocylyn	50,000	50,000	0	0
Lamson, Jeff	50,000	50,000	0	0
Lamson, Lisa	50,000	50,000	0	0
Mainse, Stuart	50,000	50,000	0	0
McKelvey, Daniel	50,000	50,000	0	0
McKelvey, Holly	50,000	50,000	0	0
Sanders, Lorraine	50,000	50,000	0	0
Singh, Umesh	50,000	50,000	0	0
Singh, Rashbinder	50,000	50,000	0	0
Forte’ Partners, LLC *	150,000	150,000	0	0

* Forte’ Partners, LLC managing partner is Mr. Daniel McKelvey.

To our knowledge, none of the selling shareholders:

1.	Has had a material relationship with ShopEye, Inc. or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
2.	Are broker-dealers or affiliates of broker dealers; or
3.	Has ever been an officer or director of ShopEye, Inc.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten (“best-efforts”) Offering.  This Prospectus is part of a prospectus that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Ethelinda Corpuz, our sole officer and director, will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

a.       Our officer and director are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.      Our officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.       Our officer and director are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.      Our officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control persons and affiliates of same do not intend to purchase any shares in this offering.

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions; or
3.	in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.01.  The price of $0.01 per share is a fixed price until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this prospectus.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  ShopEye  will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this Prospectus.  We anticipate once the shares are quoted on the OTC Bulletin Board, the selling shareholders will sell their shares directly into any market created.  Selling shareholders will offer their shares at a fixed price of $0.01 per share for the duration of this Offering or until such time as they are quoted on the OTC Bulletin Board or and thereafter at prevailing market prices or in privately negotiated transactions.  Selling shareholders may also sell in private transactions.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer’s fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an “underwriter” within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company’s common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock”.  For the purposes relevant to ShopEye, Inc. it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares will be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders will be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.01 per share until the completion of this Offering.  There is a $500 minimum subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the “Expiration Date”).

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 650,000 shares by the selling shareholders.  We will be selling all of the 3,000,000 shares of common stock we are offering as a self-underwritten Offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to “ShopEye, Inc.”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

Common Stock

The authorized common stock is four hundred eighty million (480,000,000) shares with a par value of $0.0001. Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Bylaws, our Articles of Incorporation, and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 76% of our outstanding shares.

Cash Dividends

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Jim Schneider, Pearlman Schneider, LLP, 2200 Corporate Boulevard, Suite 210 , Boca Raton, Florida 33431, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

Jay Lake, CPA, Lake & Associates, Certified Public Accountant, of 1905 Wright Blvd, Schaumburg, Illinois 60193, 847-524-0800 has audited our Financial Statements for the period May 11, 2011 (date of inception) through May 31 , 2013 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit inception May 11, 2011 through May 31 , 2013.

BUSINESS DESCRIPTION

We were incorporated in the State of Florida on May 11, 2011, as a for-profit company with a fiscal year end of May 31.

We have not accomplished any of our intended efforts to date. We have not generated any revenues to date and our activities have been limited to the completion of our business and financial plan. We will not have the necessary capital to develop our Business Plan until we are able to secure additional financing. There can be no assurance that such financing will be available on suitable terms. Please see “Risk Factors” elsewhere in this Prospectus for full discussion on this potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have incurred losses since inception, have no operations, have been issued a going concern opinion from our auditors and rely upon the sale of our securities to fund operations.

We have not established a schedule for the completion of specific tasks or milestones contained in our business plan.  With the clear exception of the costs associated with this offering ($5,000) virtually all aspects of our business plan are scalable in terms of size, quality, and effectiveness, and the timing of their execution must be concurrent or near concurrent and progressive over a eighteen month period. We anticipate that we will require $600,000 in order to generate significant revenues within an 18 month period, subsequent to this $30,000 offering.

ShopEye Inc., is a development stage company that intends to enables retailers to offer a mobile optimized website and rich Apps for iPhone/iPod Touch, BlackBerry and Android devices. The Company plans to develop a single platform that integrates with the retailer’s inventory and management systems to receive and enable live catalog information, product descriptions and images, transactional information, social touch, and rich analytics across all devices in a secure, enterprise grade environment.

ShopEye, Inc. has not started the product development. The Company does not have any products, customers and has not generated any revenues. The Company must develop the product and attract customers before it can start generating revenues.

Mobile Commerce designed specifically for a retailer’s mobile optimized website or high touch Apps has become a must have to provide rich and engaging experiences for consumers to search, browse and buy from their smartphone anytime and anywhere. ShopEye plans to work with retailers first to enable a smartphone optimized mobile website with unique content and offers to reach the broadest customer audience. In addition, ShopEye plans to work with retailers build a rich App for iPhone, BlackBerry and Android devices to provide the best customer experience and maximize brand loyalty.

ShopEye’s plans to offer the following for the mobile Web and high touch Apps:

Visual Images for Products

•	Rich Mobile-Optimized Images
•	Multiple Images Per Product
•	Multimedia Demonstrations

Check-out and Support

•	PayPal Mobile Express Checkout
•	Shopping Cart View
•	Order Status
•	Contact Us
•	FAQs
•	Call to Action

Search

•	Product Search - brand, price, coupons, opinions
•	Store Locations

Promotion / Marketing

•	Featured Items
•	Best Sellers
•	New Arrivals
•	Clearance

Social Touch

•	Share to Facebook and Twitter
•	Ratings, Opinions, and Reviews
•	Email a Friend

Tailored for Mobile

A retailer’s branded mobile website or rich application must have ability to search, browse, and buy anywhere at anytime. ShopEye plans to deliver a highly personalized, rich and unique mobile retail shopping experience and features Site Search, Product Catalog, Mobile Check-Out, Ratings and Reviews, Social Sharing, PayPal/Other Payments Integration.

High Touch Mobile Applications

ShopEye plans to use the full capabilities of today’s leading Smartphones to deliver the ultimate mobile experience to retailers and customers. The high touch oriented applications are essential to build a closer, more personal relationship with their customers by having the consumer download their High Touch App onto their personal mobile device. This creates entirely new and deep method for customers to interact with the retailer’s brand and drives incremental revenue. ShopEye plans to provide an in-store mobile module to provide retailers the tools they need to help influence customer purchasing behavior by marketing to shoppers in “house”. Retailers will be able to change the in-store experience, drive sales and measure the efficacy of their in-store operation including store locators, store check-ins, use of scanner in-store and store exits.

On Premise Store Marketing

When a customer walks into the store with the retailer’s branded App installed on their smartphone, the retailer can send a welcome message through the rich app with the message “Would you like to Check-in?” Once “checked-in”, the retailer’s rich app automatically opens and customers can receive exclusive offers, hear about new product introductions and news about in-store events.

In-Store Product Research

Within the retailer’s branded App, barcode scanning and product look-up empower product research so customers can access additional information about specific products to make a more educated purchase decision. As customers walk through the store, they will be able to scan product UPC codes to view complete product descriptions, multiple product images, ratings and reviews, and even see a multimedia demonstration from a product expert. The retailer can then push a special offer or promotional message to the customer to entice them to purchase the product while in the store.

QR Code Scan

A customer’s ability to scan QR codes within the retailer’s branded App and have them link to any number of offers or responses unlocks countless possibilities for making a retail store mobile-aware. Scanning QR codes not only can generate insights into product preferences, but also create an opportunity to serve relevant promotions.

Promotion Management and Analytics Engine

The Promotion Management and Analytics Engine will provide the tools retailers need to easily monitor, quantify and interpolate consumer mobile use patterns and create and manage in-store campaigns that link relevant messages and offers to customer mobile activities. ShopEye plans to provide ready-to-run reports and easy customizable reports.

The Company plans to start product development after the financing is completed. Provided that the capital is secured, the Company plans up to twelve (12) months to complete the applications and then will start selling its applications via the application stores to generate revenues. At this time, the Company has not developed any products.

ShopEye is planning the development in stages. The first stage is targeting after the retail catalog and product information. The second stage is to add the couponing, promotion, and marketing elements and the third stage is to add bar/QR codes, loyalty cards, and checkout. The first, second and third stage are expected to be completed in twelve (12), fifteen (15), and eighteen (18) months respectively after product development starts.

The Company believes there are two primary uncertainties in our product development schedule, capital and qualified technical developers. The Company must secure the necessary capital and thereafter, must recruit qualified programmers to develop the products.

SALES & DISTRIBUTION

ShopEye plans to market the products throughout the application stores – App Store(iOS), Google Play (Android), and App World (Blackberry). If the Company is successful completing the product development (1st phase is 12 months), which includes all three clients (iPhone, Android, and Blackberry), the Company plans to submit the application to each of the app marketplaces for approval and listing. The Company believes the approval process takes approximately 4-6 weeks.

MARKET OPPORTUNITY / BENEFITS

The rapid growth in the m-commerce market as it relates to mobile and Internet devices for retailers will make it a multi-billion dollar industry growing with a compound annual growth rate of over 37% from 2011 at $13.6 billion to $86.8 billion by 2016 according to eMarketer(source: http://www.emarketer.com/Articles/Print.aspx?R=10095951).

Most importantly, mobile usage related to shopping activities has exploded during the year 84% of smartphone users use their phone while in the store according to Google Adwords (Source: http://adwords.blogspot.com/2013/05/understanding-smartphone-use-in-stores.html).

According to eMarketer, retail applications are critical to shoppers’ purchases.  33% of the people surveyed downloaded a retail store application for shopping. 26% downloaded apps for locating store, 25% for coupons, and 22% for daily deals. (Source: http://www.emarketer.com/Articles/Print.aspx?R=1009902). All these functions are targeted to make the shopping experience more appealing for the consumers.  With the adoption of the smartphone for consumer shopping, it’s almost as important as their wallet.

According to emarketer, 68% of moms use smartphones or tablets during shopping.  Moms use their smartphone for all types of information including opinions, research reviews and to compare prices. Mom’s are “power users” of apps for shopping, coupons and product reviews.

Moms are most influenced by other moms for purchase decisions.  According the emarketer, 47% of the decision process is driven by other mom’s reviews.  The next largest factor at 24% is convenience (find the right product quickly, fast shipping, and easy returns) (Source: http://www.emarketer.com/Article/Mobile-Becoming-Moms-Daily-Shopping-Companion/1009906)

PRODUCT POSITIONING

Retail organizations are seeking a rich customer experience across all channels of retail including the store, mobile devices, social media, email marketing, catalogs, call centers and branded websites to maximize brand loyalty. The Company plans to provide the following strategy to drive customer loyalty:

The Company plans to start by building reach with potential customers. The reach will primarily be via the application stores - Appstore, BB World, and Google Play.  Once the application is downloaded by the consumer to the mobile device, the conversion process begins with the customer. This conversion includes marketing messages, coupons, promotions, etc. to “acquire” the consumer into the retailer’s customer database. Once the consumer is a retail customer, the retailer must continue to market and sale the mobile experience. This process continues and must be rich in value, easy to use and communicate and timely.

This is the branding cycle.

Competition

The retail shopping application market is a competitive market. There are large organizations like Google, Facebook, and Amazon that continually market to consumers to build their brand and trust. In addition, there are more specialized companies that market and sell retail specific applications. These companies include ShopKick, Shooger, Kony Solutions, and UGG Australia. Both groups will be our primary competition.

The Company believes that m-commerce retail applications, provided they are successfully developed, will be able to effectively compete due to the application utility value, simplicity of use, high touch with consumers, and analytics and full reporting capabilities. Shopeye believes that few competitors currently provide all of these capabilities to the retailer. These capabilities allow the retailer to build m-commerce retail applications to help them attract consumers, drive revenues and build brand loyalty.

Shopeye believes the barriers to entry for the industry in which we plan to operate include: (i) timeframe and costs to develop commercially robust, feature-rich retail applications on mobile devices, (ii) customized m-commerce solutions to attract consumers, and (iii) the simplicity of the application which in turn drives the overall consumer experience.

Although the Company believes that it will offer a compelling value proposition to differentiate itself from competitors, the Company will face competitive challenges because the Company has not developed the product, does not have any revenues, and lacks the necessary capital to fund operations. The Company must overcome these challenges to be successful in the marketplace.

Employees and Employment Agreements

As of May 31, 2013 , we have no employees other than Ms. Corpuz, our sole officer and director. Ms. Corpuz has the flexibility to work on our business up to 25 to 30 hours per week. She is prepared to devote more time to our operations as may be required and we do not have any employment agreements with him.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any local/ state and governmental regulations of the market. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our services’ which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name or intended website.

Research and Development

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

Reports to Security Holders

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

As our office space needs are limited at the current time, we are currently operating out of our sole director and officer’s office located at 108 Flying Mist Isle, Foster City, CA 94404.  This space usage is donated free of charge by our sole director and officer.

LEGAL PROCEEDINGS

We know of no materials, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Holders

As of the date of this Prospectus there were 12 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this Prospectus we did not have any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Florida on May 11, 2011, as a for-profit company, and an established fiscal year of May 31. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next eighteen (18) months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from other sources other than loans we undertake.

From inception (May 11, 2011) through May 31 , 2013, our business operations have primarily been focused on developing our business plan. We have spent a total of approximately $ 23,672 on general expenses, legal, accounting and SEC filing costs. We have not generated any revenue from business operations. All cash held by us is the result of the sale of common stock to our sole director and officer and 11 accredited, non-affiliated investors.

The proceeds from this offering will satisfy our cash requirements for up to 24 months. If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin implementing the business plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees and developing the business plan. As of May 31 , 2013 we had $ 2,223 cash on hand.

Plan of Operations

We anticipate that the $30,000 we intend to raise in this offering will be sufficient to enable us to develop the retail shopping prototype and sustain our basic operations . Efforts will be proportional to funds raised to achieve these results. Raising less than the $30,000 will decrease funds for the product development. The first money raised, of course, will be set aside and used for meeting our reporting requirements to the Securities Exchange Commission and the State of Florida.

Our business plan and allocation of proceeds will vary to accommodate the amount of proceeds raised by the sale of securities hereunder and through other financing efforts. The Use of Proceeds table shows an increase in funds allocated to each category of expenses under our business plan somewhat in proportion to the percentage of shares sold (whether 33%, 50%, 75% or 100%). Initially, we intend to develop the prototype retail shopping application. We intend to interview technical consultants in the development of the prototype, but would not engage these technical consultants unless and until sufficient funds were raised. Initially, Ms. Corpuz will provide her office computer and office equipment at no cost.  However, we estimate that we will require as much as $600,000 ($600,000 in addition to the maximum of $30,000 that we are seeking to raise through this offering) in order to establish operations of a sufficient size and quality to ensure the competitiveness of our business and to generate significant revenues to support an office outside Ms. Corpuz’s residential office. Nevertheless, if our potential to raise capital appears exhausted, our management may decide to modify our business plan on a reduced scale and quality. A decision by management to implement our business plan on a reduced scale and quality may occur at any juncture during the early stages of our business development, whether we have raised 35%, 50%, 75% or 100% of the proceeds that we will be seeking to raise through this offering.

If we sell all the shares in this offering, we believe we have adequate funds to satisfy our basic working capital requirements for the next twelve months. However, beyond this period, we will need to raise additional capital to continue our operations. During the 18 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise an additional $600,000 (in addition to this $30,000 capital raise) to pay for expenses associated with our development over the next 18 months. $600,000 (in addition to this $30,000 capital raise) will be used to finance anticipated activities.

As of May 31 , 2013, we had cash on hand of $ 2,223 .

During the next eighteen month we intend to develop a retail shopping application business. Consumer spending accounts for approximately 70% of the US GDP according to the US Government.  The retailing market is extremely competitive and consumers always pay attention to prices.  Retailers need ways to differentiate themselves and satisfy consumer demands and needs.  In addition, with the proliferation of mobile devices (both smartphones and tablets), if retailers do not offer their store services on mobile devices, consumers will shop elsewhere.  An once you loose a customer, it’s very difficult to lure them back if not impossible.

The following description of our business is intended to provide an understanding of our company and the direction of our strategy.

ShopEye, Inc. was founded to provide a retail shopping consumer application to provide a consolidated real-time in store product information. The Company’s expectation is to develop an application to provide product information, coupons, ratings, and opinions to enhance the shopping experience.

The Company’s expectation is that the application can provide the consumer the ability to scan a bar or QR code (quick response) in order to return all the relevant product information, receive coupons and offers, and store information to their mobile device to allow them to make the best purchasing decisions. ShopEye plans to also provide the consumer the ability to maintain a shopping list, wish-lists, obtain coupons and offers real time when in the store. It is the Company’s intent that this extensive functionality provides the user a rich experience when shopping in turn building the retailer’s revenue and brand.

The Company plans to develop and release the product offering functionality in stages for potential customers. The first stage is the retail catalog and product information. The second stage is the couponing, promotion, and marketing elements and the third stage is add bar/QR codes, loyalty cards, and checkout.  The first, second and third stage are expected to be completed in twelve (12), fifteen (15), and eighteen (18) months respectively after product development starts which is contingent on the subsequent financing of $600,000. If and when the three offerings are launched, the Company plans re-evaluate the market and determine future product/service offerings.

During product development, the Company plans to create a product prototype to show and attract customers and is expected to be completed within six (6) months after this capital of $30,000 is secured. Although the Company plans to use the prototype to attract customers, the Company does not expect to start generating revenues until twelve (12) months after the successful completion of this offering. The timeline for the prototype is subject to change and is based on securing the necessary financing and retaining qualified resources for the product development.

Opportunity / Benefits

The rapid growth in the m-commerce market as it relates to mobile and Internet devices for retailers will make it a multi-billion dollar industry growing with a compound annual growth rate of over 37% from 2011 to 2016 according to Barclay’s Capital.  Retailers need to provide a consistent experience to the consumer whether in the store, on line, or on a mobile device.  Consumers demand information real time and have smartphones and tablets to get these answers.  If retailers do not provide the right answer, at the right time, on the right device, consumers will leave and find another retailer.  ShopEye intends to provide these applications to retailers to not only satisfy the consumer demands and requests, but make it a simple, easy to use, and most importantly create a great user experience.

Since inception, we have incurred a net loss of approximately $ 23,672 .

We believe that it will cost approximately $600,000 (subsequent to the $30,000 capital raise) to execute the business plan. There can be no assurance that we will be able to secure financing or if offered that it will be on terms acceptable to us. In the event we are unable to secure adequate financing we will not be able to develop the business.

We intend to pursue capital through public or private financing in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

We have not yet begun the development of any of our product development and even if we do secure adequate financing, there can be no assurance that our products will be accepted by the marketplace and that we will be able to generate revenues. Our management does not plan to hire any employees at this time. Our sole officer and director will be responsible for the business plan development.

Results of Operations

There is no historical financial information about us upon which to base an evaluation of our performance. We have incurred expenses of $ 23,672 on our operations as of May 31 , 2013 and our only other activity consisted of the sale of 9,650,000 shares of our common stock to our sole director and officer for aggregate proceeds of $9,000 and 13 shareholders for $6,500.

We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and preparing for a primary financial offering.

Our results of operations are summarized below:

May 11, 2011 (Inception)
To May 31 , 2013
(Unaudited)
Revenue	—
Cost of Revenue	—
Expenses	$23,672
Net Loss -	$23,672
Net Loss per Share - Basic and Diluted	(0.00)
Weighted Average Number Shares Outstanding - Basic and Diluted	9,650,000

Liquidity and Capital Resources

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended May 31 , 2013, we issued 9,650,000 shares of common stock to our sole officer and director for cash proceeds of $9,000 and 11 shareholders for $6,500.

Our current cash on hand is $ 2,223 which will be used to meet our current obligations.  However, our current cash is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC.  Based on our disclosure above under “Use of Proceeds,” we anticipate that any level of capital raised above 75% will allow us minimal operations for a eighteen month period while meeting our state and SEC required compliance obligations. Nonetheless, even the sale of 100% of the securities in this offering will not provide sufficient capital to fully implement the business plan, but it will provide for vetting of the business plan to support pursuing investment capital.

Our current cash on hand is $ 2,223 , which is allocated to cover the expenses associated with this offering.  Accordingly, we anticipate that our current cash on hand is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC.  However, to the extent that we do not expend the entire cash on hand on this offering, the remaining cash will be allocated to cover these new reporting company obligations, and our “Use of Proceeds” would be adjusted accordingly.  Nonetheless, based on our disclosure above under “Use of Proceeds,” which is based on utilizing the entire cash on hand for this offering, we anticipate that any level of capital raised above 60% will allow us minimal operations for a twelve month period while meeting our State and SEC required compliance obligations. Although, the sale of 100% of the securities in this offering will not provide sufficient capital to fully implement the business plan, it will provide for vetting of the business plan to support pursuing investment capital.

We anticipate needing $600,000 (subsequent to this $30,000 capital raise) in order to effectively execute our business plan over the next eighteen months. Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

Through May 31 , 2013, we spent $19,665 on general and administrative operating expenses. We raised the cash amounts to be used in these activities from the sale of common stock to our sole officer and director.  We raised $6,500 in equity from 11 investors and we obtained a loan in the amount of $3,000 from one non-affiliate, accredited investor.  We currently have accrued liabilities of $3,770 and a working capital of -$ 8,172 .

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our sole officer.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

The Sole director and officer has made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Significant Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the year ended May 31, 2013 . We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development Expenses:  Expenditures for research and development will be expensed as incurred.

Earnings (Loss) Per Share:  Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At May 31 , 2013 the Company did not have any potentially dilutive common shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Jay Lake, CPA, Lake & Associates, CPA has audited our Financial Statements for the period from May 11, 2011 (date of inception) through May 31 , 2013 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

CODE OF BUSINESS CONDUCT AND ETHICS

On May 11, 2011 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to this S-1 filing.

MANAGEMENT

Officer and Director

Our sole officer and director will serve until her successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)
Ethelinda Corpuz 108 Flying Mist Isle Foster City, CA 94404	46	President, Secretary/ Treasurer, Principal Executive Officer, Principal Financial Officer and sole member of the Board of Directors

The person named above has held her offices/positions since the inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Business Experience

ETHELINDA, SOLE OFFICER AND DIRECTOR

Ms. Corpuz is our CEO and President and has served as our sole officer and director since June 1, 2012 .  Ms. Corpuz started working for Life Technologies, Inc. in December 2009 and continues to work for Life Technologies, Inc, a biotechnology firm as their customer support manager.  She has responsibilities for overseeing all customer accounts, training, installation, and financial transactions in the company’s SAP systems.  Previously, she started a family in February 2002.  From February 2000 to January 2002 she was a customer service manager for @Road, a company providing mobile intelligence services to businesses.  From January 1998 to February 2000, she was an account manager at CellNet Data Systems, a company specializing in telemetry services.

Ms. Corpuz earned a Bachelor of Science in Business Administration from San Jose State University with a concentration accounting.

Currently Ms. Corpuz devotes approximately 25-30 hours per week for the Company.  The balance of her time is spent at Life Technologies, Inc.

CONFLICTS OF INTEREST

As of May 31 , 2013, we have no employees. Ms. Corpuz, our CEO, President , Sole officer and director, currently devotes 25 to 30 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with Ms. Corpuz regarding the provision of her services to the Company.

Ms. Corpuz is not obligated to commit her full time and attention to our business and accordingly, she may encounter a conflict of interest in allocating her time between our operations and those of other businesses. Presently, Ms. Corpuz earns her livelihood as an employee of Life Technologies, Inc.

Although Ms. Corpuz is presently able to devote 25 to 30 hours per week to our business while maintaining her own livelihood, this may change. Also, if we require Ms. Corpuz to devote more than 25 to 30 hours per week to our business on a regular basis for an extended period, it is uncertain that she will be able to satisfy our requirements unless we have sufficient resources to compensate her for any lost income from her livelihood.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our sole director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by our sole director. Because we do not have any independent directors, our sole director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our sole director is not an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Our Board of Directors is comprised of solely of Ms. Corpuz who was integral to our business and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, Ms. Corpuz does not have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert.  Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We do not have any independent directors and the Company has not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Our Articles of Incorporation have no separate provision for indemnification of directors, officers, or control persons.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to May 11, 2011 our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception May 11, 2011 through May 31 , 2013.

Summary Compensation Table

Name						Non-Equity	Nonqualified
and				Stock	Option	Incentive Plan	Deferred	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
Ethelinda Corpuz CEO	2013	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0

We have not paid any salaries to our sole director and officer as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of May 31 , 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Ethelinda Corpuz	—	—	—	—	—	—	—	—	—

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officer and director and may reserve up to 10% of our outstanding shares of common stock for that purpose.

Options Grants during the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our Sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our Sole director and officer or employees or consultants since we were founded.

Compensation of Directors

Our sole director is not compensated by us for acting as such. She is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our Sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Employment Contracts, Termination of Employment, Change-In-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officer or director other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Ms. Corpuz that would result from her resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

Neither our sole director and officer nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for the period from inception May 11, 2011 through May 31 , 2013.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ethelinda Corpuz	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our Sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what her ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Ethelinda Corpuz	9,000,000	93%
	108 Flying Mist Isle
	Foster City, CA 94404

	All Officers and Directors as a Group (1 person)	9,000,000	93%

The following table sets forth the beneficial ownership table after the anticipated 100% completion of the offering.

After completion of the offering

Title of Class	Name and Address of Shareholders	Amount and Nature of Shareholders Ownership	Percent of Class
Common Stock	Ethelinda Corpuz	9,000,000	7	1%
	108 Flying Mist Isle
	Foster City, CA 94404

	All other Shareholders	3,650,000	29%

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On May 11, 2011 we issued 9,000,000 shares of our common stock to our sole director and officer at $0.001 per share for aggregate proceeds of $9,000.

There have been no other transactions since our inception May 11, 2011, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

Director Independence

We intend to quote our securities on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

REPORTS TO SECURITY HOLDERS

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC 20549. If we fail to meet the Exchange Act’s reporting requirements we will lose our status as a reporting Issuer with the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can receive copies of these documents upon payment of a duplicating fee by writing to the SEC. The public may also read any materials filed by us with the SEC through the SEC’s website at www.sec.gov. In addition to documents related to the registration statement of which this prospectus forms a part, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by ShopEye, Inc.. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 270 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ShopEye, Inc.

Audited Financial Statements for the years ended May 31, 2013 and 2012 .

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of ShopEye, Inc.

We have audited the accompanying balance sheets of ShopEye, Inc. (a development stage Company) (the “Company”) as of May 31, 2013 and 2012, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended May 31, 2013 and for the period May 11, 2011 (inception) through May 31, 2013. ShopEye, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ShopEye, Inc. (a development stage Company) as of May 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2013 and for the period May 11, 2011 (inception) through May 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 6, the Company has been in the development stage since its inception (May 11, 2011) and continues to incur significant losses. The Company’s viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lake & Associates, CPA’s LLC

Lake & Associates, CPA’s LLC

Schaumburg, Illinois

August 13, 2013

1905 Wright Boulevard

Schaumburg, IL 60193

Phone: 847.524.0800

Fax: 847.524.1655

ShopEye, Inc.

(A Development Stage Company)

Balance Sheets

	May 31,	May 31,
	2013	2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,223	$1,916
Total current assets	$2,223	$1,916

TOTAL ASSETS	$2,223	$1,916

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable & Accrued liabilities	$7,270	$3,500
Accrued interest	125	—
Note payable	3,000	—
Total liabilities	$10,395	$3,500

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred Stock:
20,000,000 shares authorized, $0.0001 par value.
0 shares issued and outstanding.	—	—
Common Stock:
480,000,000 shares authorized, $0.0001 par value.
9,650,000 and 9, 350,000 shares issued and outstanding at May 31, 2013 and May 31, 2012, respectively.	$965	$935
Additional paid-in capital	14,535	11,565
Deficit accumulated during the development stage	(23,672)	(14,084)
Total Stockholders’ Equity (Deficiency)	(8,172)	(1,584)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,223	$1,916

The accompanying notes are an integral part of these financial statements.

ShopEye, Inc.

(A Development Stage Company)

Statement of Operations

			For the Period
	Twelve	Twelve	from Inception
	Months	Months	May 11,
	Ended	Ended	2011 to
	May 31,	May 31,	May 31,
	2013	2012	2013

REVENUES	$—	$—	$—

EXPENSES
General & Administrative	$4,138	$3,998	$8,236
Professional Fees	5,450	6,486	15,436
	9,588	10,484	23,672

Loss Before Income Taxes	$(9,588)	$(10,484)	$(23,672)

Provision for Income Taxes	—	—	—

Net Loss	$(9,588)	$(10,484)	$(23,672)

PER SHARE DATA:

Basic and diluted loss per common share	$—	$—

Basic and diluted weighted Average Common shares outstanding	9,524,247	9,029,726

The accompanying notes are an integral part of these financial statements.

ShopEye, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity (Deficiency)

From May 11, 2011 (Inception) to May 31, 2013

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception - May 11, 2011	—	$—	$—	$—	$—

Common shares issued to Founder for cash at $0.001 per share (par value $0.0001) on May 11, 2011	9,000,000	900	8,100	—	9,000

Loss for the year ended May 31, 2011				(3,600)	(3,600)

Balance - May 31, 2011	9,000,000	$900	$8,100	$(3,600)	$5,400

Common shares issued for cash at $0.01 per share (par value $0.0001) on May 1, 2012	350,000	35	3,465	—	3,500

Loss for the year ended May, 2012				(10,484)	(10,484)

Balance -May 31, 2012	9,350,000	$935	$11,565	$(14,084)	$(1,584)

Common shares issued for cash at $0.01 per share (par value $0.0001) on November 1, 2012	300,000	30	2,970	—	3,000

Loss for the year ended May, 2013				(9,588)	(9,588)

Balance -May 31, 2013	9,650,000	$965	$14,535	$(23,672)	$(8,172)

The accompanying notes are an integral part of these financial statements.

ShopEye, Inc.

(A Development Stage Company)

Statement of Cash Flows

	Twelve	Twelve	For the Period
	Months	Months	from Inception
	Ended	Ended	May 11,
	May 31,	May 31,	2011 to
	2013	2012	May 31, 2013

OPERATING ACTIVITIES

Net Loss	$(9,588)	$(10,484)	$(23,672)

Changes in Operating Assets and Liabilities:
Increase (decrease) in accounts payable and accrued liabilities	3,770	(100)	7,270
Increase (decrease) in interest payable	125	—	125
Net cash used in operating activities	$(5,693)	$(10,584)	$(16,277)

FINANCING ACTIVITIES
Note Payable	3,000	—	3,000
Common stock issued for cash	3,000	3,500	15,500
Net cash provided by financing activities	$6,000	$3,500	$18,500

INCREASE IN CASH AND CASH EQUIVALENTS	$307	$(7,084)	$2,223

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$1,916	$9,000	$—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,223	$1,916	$2,223

Supplemental Cash Flow Disclosures:

Cash paid for:
Interest expense	$—	$—	$—
Income taxes	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

ShopEye, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(May 31, 2013)

NOTE 1.	GENERAL ORGANIZATION AND BUSINESS

ShopEye, Inc. (the “Company”) is a development stage company, incorporated in the State of Florida on May 11, 2011. ShopEye, Inc. with the goal to provide retailers the ability to provide a consumer application with consolidated real-time in store product information. The Company plans to develop the application to provide product information, coupons, ratings, and opinions to enhance the shopping experience.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis

The Company is currently a development stage enterprise reporting under the provisions of FASB ASC 915, Development Stage Entity. These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

Cash and cash equivalents are reported in the balance sheet at cost, which approximates fair value. For the purpose of the financial statements cash equivalents include all highly liquid investments with an original maturity of three months or less when purchased.

Earnings (Loss) per Share

The Company adopted FASB ASC 260, Earnings per Share. Basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There were no diluted or potentially diluted shares outstanding for all periods presented.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown, and none are contemplated in the near future.

Income Taxes

The Company adopted FASB ASC 740, Income Taxes, at its inception. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of May 31, 2013 or 2012, respectively.

Advertising

The Company will expense advertising as incurred. The advertising since inception has been $0.00.

ShopEye, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(May 31, 2013)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Related Parties

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

Property

The Company does not own any real estate or other properties. The Company’s office is located 108 Flying Mist Isle, Foster City, CA 94404. Our contact number is 650-339-1077. The business office is located at the home of Ethelinda Corpuz, the CEO of the Company, at no charge to the Company. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

NOTE 3.	INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Therefore, the net deferred tax asset and income tax expense have been fully offset by a valuation allowance at May 31, 2013 and 2012, leaving a balance of $0 for both periods.

The Company has filed all income tax returns since inception.

At May 31, 2013, the Company had estimated net loss carry forwards of approximately $23,672, which expires through its tax year ending 2032. Utilization of the net operating loss carryforwards may be limited in accordance with IRC Section 382 in the event of certain shifts in ownership.

NOTE 4.	STOCKHOLDERS’ EQUITY

Preferred Stock

As of May 31, 2013, there are 20,000,000 Preferred Shares at $0.0001 par value authorized, none issued and outstanding.

ShopEye, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(May 31, 2013)

Common Stock

On May 19, 2011, the Company issued 9,000,000 of its $0.0001 par value common stock for $8,100 cash and $900 in a stock subscription receivable to the founder of the Company. The issuance of the shares was made to the sole officer and director (Mr. Marsh) of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

On May 1, 2012, the Company issued 350,000 of its $0.0001 par value common stock to six individual shareholders for $3,500. The issuance of the shares was made to six individuals each who are sophisticated and accredited investors, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

On June 1, 2012, Ms. Corpuz became the Company’s President, CEO, and sole director, and Mr. Marsh resigned.  Ms. Corpuz acquired all of Mr. Marsh’s 9,000,000 shares of common stock as part of the transition as becoming the Company’s CEO.

On November 1, 2012, the Company issued 300,000 of its $0.0001 par value common stock to five individual shareholders for $3,000. The issuance of the shares was made to four individuals and one institution, all who are sophisticated and accredited investors, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

There are 480,000,000 Common Shares at $0.0001 par value authorized with 9,650,000 and 9,350,000 shares issued and outstanding at May 31, 2013 and May 31, 2012, respectively.

NOTE 5.	RELATED PARTY TRANSACTIONS

An officer and director of the Company is involved in business activities outside of the Company and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period May 11, 2011 (date of inception) through May 31, 2013 the Company has had a net loss of $23,672. As of May 31, 2013, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations, if ever, are sufficient to fund working capital requirements.

NOTE 7.	THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

ShopEye, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(May 31, 2013)

In February 2013, the FASB issued ASU No. 2013-02, ‘Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This pronouncement was issued to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update seek to attain that objective by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. GAAP to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is reclassified to a balance sheet account (i.e. inventory) instead of directly to income or expense in the same reporting period. This pronouncement is effective prospectively for reporting periods beginning after December 15, 2012.

In January 2013, the FASB issued ASU No. 2013-01, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.” This pronouncement was issued to address implementation issues about the scope of Accounting Standards Update No. 2011-11 and to clarify the scope of the offsetting disclosures and address any unintended consequences. This pronouncement is effective for reporting periods beginning on or after January 1, 2013.

In July 2012, the FASB amended guidance on the annual testing of indefinite-lived intangible assets for impairment. Under the amended guidance, an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount. This guidance will be effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company has determined that this new guidance will not have a material impact on its consolidated financial statements.

In December 2011, FASB issued Accounting Standards Update (“ASU”) 2011-11 which amends the guidance in ASC 210, Balance Sheet (ASC 210). The ASU requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The ASU is effective for annual periods beginning on or after January 1, 2013. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented.

In June 2011, the FASB issued Accounting Standards ASU 2011-05 to amend the guidance on the presentation of comprehensive income in ASC 220. ASU 2011-05 requires companies to present a single statement of comprehensive income or two separate but consecutive statements, a statement of operations and a statement of comprehensive income. ASU 2011-05 eliminates the alternative to present comprehensive income within the statement of equity. ASU 2011-05 does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The ASU should be applied retrospectively and is effective for annual periods beginning after December 15, 2011. In December 2011, the FASB issued ASU 2011-12, which deferred the changes in ASU 2011-05 that relate to the presentation of reclassifications out of accumulated other comprehensive income.

In May 2011, the FASB issued ASU 2011-04, which amends the guidance on fair value measurement in ASC 820 to converge the fair value measurement and disclosure requirements under GAAP and International Financial Reporting Standards (“IFRS”) fair value measurement and disclosure requirements. The amendments change the wording used to describe the requirements for measuring fair value, changes certain fair value measurement principles and enhances disclosure requirements. This guidance is effective for annual periods beginning after December 15, 2011, applied prospectively.

ShopEye, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(May 31, 2013)

NOTE 8.	NOTE PAYABLE

On August 14, 2012, the company issued a note payable in the amount of $3,000 to an unrelated party. The note accrues interest at 5% and is due on demand.

NOTE 9.	CONCENTRATIONS OF RISKS

Cash Balances

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). All other deposit accounts at FDIC-insured institutions were insured up to at least $250,000 per depositor until December 31, 2009. On April 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, returned to $100,000 per depositor. Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor. Our cash balance at May 31, 2013 was below the FDIC insurance threshold.

NOTE 10.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date which the financial statements were available to be issued, and no such events have occurred.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$5
Federal Taxes	$—
State Taxes and Fees	$—
Listing Fees	$—
Printing Fees	$500
Transfer Agent Fees	$825
Accounting fees and expenses	$1,425
Legal fees and expenses	$2,250
TOTAL	$5,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Our Articles of Incorporation have no separate provision for indemnification of directors, officers, or control persons.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

(a)

On May 11, 2011, we issued 9,000,000 shares to Mr. Marsh , the Company’s founder, in exchange for cash of $9,000. We relied upon Section 4(2) of the Securities Act, which exempts from registration “transactions by an issuer not involving any public offering . Ms. Corpuz acquired Mr. Marsh’s shares when she become the Company’s CEO and President.

(b)

From November 2012 to May 2012, we issued 650,000 shares to 11 accredited, non-affiliated investors in exchange for cash of $6,500. We relied upon Section 4(2) of the Securities Act, which exempts from registration “transactions by an issuer not involving any public offering

It is our belief Ms. Corpuz had such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered their shares under Securities and Act of 1933, as amended. Ms. Corpuz certified that she was purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation of ShopEye, Inc. *
3.2	Bylaws of ShopEye, Inc. *
4.1	Specimen Stock Certificate of ShopEye, Inc. *
5.1	Opinion of Counsel.
14.1	Code of Ethics. *
23.1	Consent of Accountants.
23.2	Consent of Counsel.
99.1	Subscription Agreement ShopEye, Inc.
101	Interactive Data Files of Financial Statements and Notes **

* Previously filed with the Company’s S-1 Registration Statement on June 11, 2011 .

** In accordance with Regulation S-T, the Interactive Data Files in Exhibit 101 shall be deemed “furnished” and not “filed”.

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, CA on August 19 , 2013.

ShopEye, Inc.

By:	/s/ Ethelinda Corpuz
President, Chief Executive Officer,
Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Ethelinda Corpuz	President, Chief Executive Officer,	August 19 , 2013
Ethelinda Corpuz	Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director